Exhibit 99.(a)(5)

                             THE LAZARD FUNDS, INC.

                              ARTICLES OF AMENDMENT


          THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The charter of the Corporation is hereby amended to provide that any Institutional shares and Open shares of the Corporation's Lazard Global Equity Portfolio that are issued and outstanding immediately prior to these Articles of Amendment becoming effective be canceled and, until thereafter reclassified, shall be authorized but unissued Institutional shares and Open shares, respectively of the Corporation's Lazard Global Equity Portfolio.

          SECOND:   The foregoing amendment to the charter of the Corporation
was duly authorized and advised by the Board of Directors of the Corporation and approved by the shareholders of the Corporation entitled to vote thereon in accordance with the Corporation's charter.

          IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, as of the 14th day of March, 2002.

                                                     THE LAZARD FUNDS, INC.



WITNESS:                                       By:   /s/ David M. Goldenberg
                                                     -----------------------
                                                     David M. Goldenberg
                                                     Vice President

/s/ Nathan A. Paul
------------------
Nathan A. Paul
Assistant Secretary

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                                   CERTIFICATE

          THE UNDERSIGNED, Vice President of The Lazard Funds, Inc. (the "Corporation"), who executed on behalf of said Corporation the foregoing Articles of Amendment of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation, and certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein relating to the authorization and approval are true in all material respects, under the penalties of perjury.


Dated:          March 14, 2002                     THE LAZARD FUNDS, INC.


                                                   /s/ David M. Goldenberg
                                                   -----------------------
                                                   David M. Goldenberg
                                                   Vice President